UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2017

CARDINAL ETHANOL, LLC
(Exact name of small business issuer as specified in its charter)

Indiana	000-53036	20-2327916
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1554 N. County Road 600 E, Union City, IN	47390
(Address of principal executive offices)	(Zip Code)

(765)-964-3137
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 23, 2017, Cardinal Ethanol, LLC ("Cardinal") and its primary lender, First National Bank of Omaha, executed a Tenth Amendment of First Amended and Restated Construction Loan Agreement to be effective as of February 28, 2017, which amends the First Amended and Restated Construction Loan Agreement dated June 10, 2013 (the "Amendment"). In connection therewith, Cardinal also executed a Disbursing Agreement, Construction Note and a Third Amendment of First Amended and Restated Construction Loan Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Financing Statement. The primary purpose of the Amendment was to provide additional financing to fund a construction project which is expected to add grain receiving and train loading facilities and additional rail spurs, track and grain storage to provide the flexibility to receive and ship additional grain commodities.

The Amendment provides for a construction loan in the maximum principal amount of $10,000,000 with an interest rate equal to the 3-month LIBOR plus two hundred ninety basis points. The financing is secured by a mortgage on all of Cardinal's real property and a security interest in all other assets, both tangible and intangible. The Amendment provides for monthly interest payments on the Construction Note during the draw period and then the principal balance of the construction advances is expected to be converted, on or before October 31, 2017, to term debt amortized over seven years with a final maturity date of February 28, 2023. The Amendment provides for a minimum fixed charge coverage ratio of no less than 1.15:1.0 measured quarterly on a rolling four quarter average basis if Cardinal's working capital is less that $25,000,000 for any reporting period. The Amendment also provides for a debt service charge coverage ratio of no less than 1.25:1.0 measured quarterly on a rolling four quarter average basis, in lieu of the fixed charge coverage ratio, if Cardinal's working capital is equal to or more that $25,000,000. The Amendment modifies the capital expenditures covenant to limit those expenditures to $7,000,000 during the 2017 fiscal year, returning the limit to $5,000,000 for subsequent fiscal years. The grain loading and shipping project is excluded from the calculation. Finally, the Amendment extends the termination date of the Revolving Credit Loan from February 28, 2017 to February 28, 2018 and amends the mortgage to add the additional 64 acres of land purchased in October 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDINAL ETHANOL, LLC

Date: March 28, 2017	/s/ William Dartt
William Dartt, Chief Financial Officer and Treasurer
(Principal Financial Officer)